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                        Exhibit 10.14 CREDIT AGREEMENT

     This Credit Agreement, dated as of May 12, 2000, is between NESCO, Inc., an Oklahoma corporation, and Bank One, Oklahoma, NA, a national banking association.

     The parties agree as follows:


                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

     1.1.   Certain Definitions.  As used in this Agreement:
            -------------------

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Acquisition Document" means, with respect to any Acquisition or proposed Acquisition, each asset purchase agreement, stock purchase agreement, merger agreement or other similar transaction document pertaining thereto.

     "Acquisition Loan" means any loan made by the Lender pursuant to Section 2.1.3(a) (or any continuation or conversion thereof pursuant to Section 2.9), but does not include the principal balance of any loans made under Section 2.1.3(a) which have been converted to an Acquisition Term Loan pursuant to
Section 2.1.3(b).

     "Acquisition Loan Commitment" means the sum of $4,000,000, as such amount may be modified from time to time pursuant to the terms hereof. As the context requires, "Acquisition Loan Commitment" also refers to the obligation of the Lender to make Acquisition Loans to the Borrower under the Acquisition Loan Facility.

     "Acquisition Loan Facility" means the credit facility established by the Lender pursuant to Section 2.1.3.

     "Acquisition Loan Facility Conversion Balance" means the aggregate principal amount of Acquisition Loans outstanding on any Acquisition Loan Facility Conversion Date, after giving effect to any Acquisition Loans made or repaid on such date.

     "Acquisition Loan Facility Conversion Date" means April 30, 2001, and each April 30 thereafter during the term of the Acquisition Loan Facility.

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     "Acquisition Loan Facility Termination Date" means April 30, 2002, or any earlier date on which the Aggregate Acquisition Loan Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Acquisition Note" means the promissory note to be issued by the Borrower pursuant to Section 2.14 to evidence the outstanding Acquisition Loans, substantially in the form of Exhibit D-4.

     "Acquisition Term Loan" means the loan made by the Lender upon conversion of its Acquisition Loans outstanding on any Acquisition Loan Facility Conversion Date pursuant to Section 2.1.3(b) (or any continuation or conversion thereof pursuant to Section 2.9).

     "Acquisition Term Note" means a promissory note to be issued by the Borrower pursuant to Section 2.14 to evidence an outstanding Acquisition Term Loan, each substantially in the form of Exhibit D-5.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which the Commitment Fee is accruing on the unused portion of the Working Capital Revolving Credit Facility Commitment and the Acquisition Loan Commitment at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Loans of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Loans of such Type as set forth in the Pricing Schedule.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of Patterson, James Howell and Larry G. Johnson, acting singly.

     "Borrower" means NESCO, Inc., an Oklahoma corporation, and its successors and assigns.

     "Borrowing Date" means a date (including the Closing Date) on which a Loan is made hereunder.

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     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in New York and Tulsa for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Tulsa for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, excluding (i) the cost of assets acquired with Capitalized Lease Obligations, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (iii) leasehold improvement expenditures for which the Borrower or any of its Subsidiaries is reimbursed promptly by the lessor.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in conformity with GAAP.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided, in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (i) the acquisition by any Person (other than Patterson), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower, or (ii) the existence of any circumstance or the occurrence of any event whereby the individuals who comprise the Incumbent Board shall cease for any reason to constitute at least a majority of the voting members of the Board of Directors of the Borrower. For purposes of this definition; the "Incumbent Board" means the individuals who are members of the Board of Directors of the Borrower as of the date of this Agreement and any individual who is hereafter elected to the Board of Directors by the Borrower's common stockholders after his or her nomination for election as a new director is approved by a vote of at least a majority of the Incumbent Board, provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumes office as a result of either an actual or threatened "election contest" (as described in Rule 14A-11 of the SEC promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, including an

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individual elected by reason of any agreement intended to avoid or settle any election contest or proxy contest.

     "Closing Date" means the date on or before May 12, 2000, on which the conditions precedent set forth in Section 4.1 are satisfied or waived by the Lender.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Documents" means, collectively, the Security Agreement, the Mortgages and all other agreements and instruments now or hereafter securing all or any part of the Obligations, and all UCC-1 financing statements, fixture filings, lien entry forms and other documents, instruments, agreements and certificates executed and delivered by the Borrower or any of its Subsidiaries in connection with the foregoing.

     "Commitment" means each of the Term Loan Commitment, the Working Capital Revolving Credit Commitment and the Acquisition Loan Commitment.

     "Commitment Fee" means the commitment fee payable by the Borrower pursuant to Section 2.12(i).

     "Compliance Certificate" means a certificate delivered by the Borrower pursuant to this Agreement, substantially in the form of Exhibit B attached hereto.

     "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated EBIDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) depreciation, and (iii) amortization, all calculated for the Borrower and its Subsidiaries on a consolidated basis. The calculation of Consolidated EBIDA for the four fiscal quarters ending June 30, 2000, and September 30, 2000, respectively, shall be subject to the following special provisions: (i) Consolidated EBIDA for the four fiscal quarters ending June 30, 2000, shall be determined by making the applicable calculation for the two fiscal quarters ending June 30, 2000, and then multiplying that amount by 180%; and (ii) Consolidated EBIDA for the four fiscal quarters ending September 30, 2000, shall be determined by making the applicable calculation for the three fiscal quarters ending September 30, 2000, and then multiplying that amount by 133-1/3%. In calculating Consolidated EBIDA (and any other financial ratios or determinations which refer to Consolidated EBIDA) following the closing of any Acquisition, such calculation shall be adjusted to take into account the financial impact of such Acquisition (as if such Acquisition had occurred prior to, and the Subsidiary or Property acquired pursuant to such Acquisition had been owned by the Borrower throughout, the entire calculation period prior to the date as of which such calculation is being made), but the manner of making such adjustment shall be determined by the Lender in its sole discretion as the Lender deems appropriate under the circumstances; provided, however, that such determination shall be based upon and shall take into account the pro forma financial information prepared in connection with such Acquisition pursuant to Regulation S-X or Regulation S-B (whichever is applicable at the time).

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     "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, and (iv) amortization, all calculated for the Borrower and its Subsidiaries on a consolidated basis. The calculation of Consolidated EBITDA for the four fiscal quarters ending June 30, 2000, and September 30, 2000, respectively, shall be subject to the following special provisions: (i) Consolidated EBITDA for the four fiscal quarters ending June 30, 2000, shall be determined by making the applicable calculation for the two fiscal quarters ending June 30, 2000, and then multiplying that amount by 180%; and (ii) Consolidated EBITDA for the four fiscal quarters ending September 30, 2000, shall be determined by making the applicable calculation for the three fiscal quarters ending September 30, 2000, and then multiplying that amount by 133-1/3%. In calculating Consolidated EBITDA (and any other financial ratios or determinations which refer to Consolidated EBITDA) following the closing of any Acquisition, such calculation shall be adjusted to take into account the financial impact of such Acquisition (as if such Acquisition had occurred prior to, and the Subsidiary or Property acquired pursuant to such Acquisition had been owned by the Borrower throughout, the entire calculation period prior to the date as of which such calculation is being made), but the manner of making such adjustment shall be determined by the Lender in its sole discretion as the Lender deems appropriate under the circumstances; provided, however, that such determination shall be based upon and shall take into account the pro forma financial information prepared in connection with such Acquisition pursuant to Regulation S-X or Regulation S-B (whichever is applicable at the time).

     "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

     "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Conversion/Continuation Notice" is defined in Section 2.9.

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     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Default" means an event described in Article VII.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of Hazardous Substances into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Lender for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Lender, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Lender to be the rate at which the Lender or one of its Affiliates offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Lender's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

     "Excluded Taxes" means taxes imposed on the Lender's overall net income and franchise taxes imposed on it by the jurisdiction in which the Lender's principal executive office or is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

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     "Facility" means any of the Working Capital Revolving Credit Facility, the
Term Loan Facility or the Acquisition Loan Facility.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (local time) on such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender in its sole discretion.

     "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the Floating Rate.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Guaranty" means the Subsidiary Guaranty to be executed by each of the Subsidiaries, whether now existing or hereafter formed or acquired by the Borrower, in favor of the Lender, as the same may be amended, modified or supplemented from time to time.

     "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance or waste, or other substance, whether solid, liquid or gaseous, which is listed, defined or regulated as a "hazardous substance", "hazardous waste" or "solid waste", or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law, or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, or explosive or radioactive material.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, and (viii) Off-Balance Sheet Liabilities.

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     "Initial Acquisitions" means the KEN Acquisition and the WSSI Acquisition.

     "Initial Acquisition Agreements" means the KEN Acquisition Agreement and the WSSI Acquisition Agreement.

     "Interest Period" means, with respect to a Eurodollar Loan, a period of one, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means: (i) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (ii) any stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; (iii) any deposit accounts and certificate of deposit owned by such Person; and (iv) any structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "KEN" means Kentucky Environmental Network, a Kentucky corporation.

     "KEN Acquisition" means the Acquisition by the Borrower of certain assets of KEN.

     "KEN Acquisition Agreement" means the definitive agreement to be negotiated and entered into between the Borrower, as purchaser, and KEN, as seller, as contemplated by the Letter of Intent and Memorandum of Understanding dated April 19, 2000, between the Borrower and KEN.

     "Lender" means Bank One, Oklahoma, NA, a national banking association, and its successors.

     "Lending Installation" means the office, branch, subsidiary or affiliate of the Lender listed on the signature pages hereof or otherwise selected by the Lender pursuant to Section 2.17.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrower's then most-recently ended four fiscal quarters.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential

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arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means any loan made by the Lender pursuant to Article II (or any conversion or continuation thereof). A "Loan" may be a Working Capital Revolving Loan, a Working Capital Term Loan, a Term Loan, an Acquisition Loan or an Acquisition Term Loan.

     "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Guaranties, the Environmental Indemnity Agreement, and any other documents, agreements, instruments and writings executed by the Borrower or any of its Subsidiaries in connection with this Agreement or the Facilities.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender thereunder.

     "Material Indebtedness" is defined in Section 7.5.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgages" means, collectively, the real estate mortgages, deeds of trust and other instruments, each in form and substance satisfactory to the Lender, covering the real property of the Borrower and its Subsidiaries, as the same may be amended, modified or supplemented from time to time.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "NAC" means NESCO Acceptance Corporation, an Oklahoma corporation and a Subsidiary of the Borrower.

     "NAC Project" means any project undertaken by NAC to construct a retail convenience store and/or gas station on behalf of a prospective owner.

     "NAC Project Loan" means a Working Capital Revolving Loan made under the Working Capital Revolving Credit Facility for the purpose of providing construction financing to NAC for a specific NAC Project.

     "Note" means any promissory note issued by the Borrower pursuant to Section
2.14 (whether the Working Capital Revolving Note, a Working Capital Term Note, the Term Note, the Acquisition Note or an Acquisition Term Note).

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     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or any indemnified party arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) Operating Leases.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Other Taxes" is defined in Section 3.5(ii).

     "Participants" is defined in Section 10.2.1.

     "Patterson" means Eddy L. Patterson.

     "Payment Date" means the last day of each calendar month.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by the Lender or its parent, Bank One Corporation (which rate is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in Section 10.3.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent, now existing or hereafter created, arising or acquired (including all

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renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and the Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission of the United States of America, or any successor agency to its functions.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to the Lender.

     "Security Agreement" means the Pledge and Security Agreement, in form satisfactory to the Lender, to be executed by the Borrower and each of its Subsidiaries, whether now existing or hereafter formed or acquired by the Borrower, in favor of the Lender, as the same may be amended, modified or supplemented from time to time.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 5% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 5% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Target" is defined in Section 6.12.2.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "Term Loan" means any loan to be made by the Lender pursuant to Section
2.1.2 (and any conversion or continuation thereof pursuant to Section 2.9).

     "Term Loan Commitment" means the sum of $13,300,000. As the context requires, "Term Loan Commitment" also refers to the obligation of the Lender to make Term Loans to the Borrower under the Term Loan Facility.

     "Term Loan Facility" means the term loan facility established by the Lender pursuant to Section 2.1.2.

     "Term Loan Facility Termination Date" means May 31, 2000, or any earlier date on which the Term Loan Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Term Note" means the promissory note to be issued by the Borrower pursuant to Section 2.14 to evidence the outstanding Term Loans, substantially in the form of Exhibit D-3.

     "Type" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Working Capital Revolving Credit Commitment" means the sum of $8,000,000, as such amount may be modified from time to time pursuant to the terms hereof. As the context requires, "Working Capital Revolving Credit Commitment" also refers to the obligation of the Lender to make Working Capital Revolving Loans to the Borrower under the Working Capital Revolving Loan Facility.

     "Working Capital Revolving Credit Facility" means the Working Capital Revolving Credit Facility established by the Lender pursuant to Section 2.1.1.

     "Working Capital Revolving Credit Facility Termination Date" means April 30, 2002, or any earlier date on which the Working Capital Revolving Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof or any later date to which the Lender may, in its sole discretion, extend the Working Capital Credit Facility and its obligation to make Working Capital Revolving Loans to the Borrower.

     "Working Capital Revolving Loan" means any loan made by the Lender pursuant to Section 2.1.1(a) (or any continuation or conversion thereof pursuant to Section 2.9), but does not include the principal balance of any loan made under
Section 2.1.1(a) which has been converted to a Working Capital Term Loan pursuant to Section 2.1.1(b).

     "Working Capital Revolving Note" means the promissory note to be issued by the Borrower pursuant to Section 2.14 to evidence the outstanding Working Capital Revolving Loans, substantially in the form of Exhibit D-1.

     "Working Capital Term Loan" means any term loan made by the Lender upon conversion of a NAC Project Loan pursuant to Section 2.1.1(b) (or any continuation or conversion thereof pursuant to Section 2.9).

     "Working Capital Term Note" means a promissory note to be issued by the Borrower pursuant to Section 2.14 to evidence an outstanding Working Capital Term Loan, each substantially in the form of Exhibit D-2.

     "WWSI" means Well Water Systems, Inc., a Florida corporation.

     "WWSI Acquisition" means the Acquisition by the Borrower of certain assets of WWSI.

     "WWSI Acquisition Agreement" means the definitive agreement to be negotiated and entered into between the Borrower, as purchaser, and WWSI, as seller, as contemplated by the letter of intent dated April 7, 2000, between the Borrower and WWSI.

     1.2.   Plural Terms. The definitions set forth in Section 1.2 shall be
            ------------
equally applicable to both the singular and plural forms of the defined terms.

     1.3.   References to Subsidiaries. Reference in this Agreement to
            --------------------------
Subsidiaries of the Borrower shall be applicable only during such periods of time that the Borrower has one or more Subsidiaries.

     1.4.   Accounting. Except as provided to the contrary herein, all
            ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. References herein to the "consolidated" financial statements of the Borrower and to accounting or financial determinations which are to be made hereunder on a "consolidated" basis shall apply only during such periods of time that the Borrower has one or more consolidated Subsidiaries.

     1.5.   Headings. Section headings in the Loan Documents are for convenience
            --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.


                                  ARTICLE II
                                  THE CREDITS
                                  -----------

     2.1.   The Credit Facilities.
            ---------------------

            2.1.1.  Working Capital Revolving Credit Facility.
                    -----------------------------------------

                    (a) From and including the Closing Date and prior to the Working Capital Revolving Credit Facility Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement, to make Working Capital Revolving Loans to the Borrower from time to time (each individually a "Working Capital Revolving Loan" and, collectively, the "Working Capital Revolving Loans") in amounts not to exceed in the aggregate at any one time outstanding the amount equal to (i) the Working Capital Revolving Credit Commitment minus (ii) the principal balance of all outstanding Working Capital Term Loans. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Working Capital Revolving Loans at any time prior to the Working Capital Revolving Credit Facility Termination Date. The obligation of the Lender to make Working Capital Revolving Loans under the Working Capital Revolving Credit Facility shall expire on the Working Capital Revolving Credit Facility Termination Date.

                    (b) As to each individual NAC Project Loan, if the principal balance of such Loan has not been repaid in full on or before the last day of the 18th full calendar month following the date on which such Loan was made., the remaining unpaid principal balance of such Loan shall then be converted into a Working Capital Term Loan.

            2.1.2.  Term Loan Facility. From and including the Closing Date and
                    ------------------
     prior to the Term Loan Facility Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement, to make term loans to the Borrower from time to time (each individually a "Term Loan" and, collectively, the "Term Loans") in amounts not to exceed in the aggregate at any one time outstanding the amount of the Term Loan Commitment. No portion of any Term Loan may be reborrowed once it is repaid. The obligation of the Lender to make Term Loans under the Term Loan Facility shall expire on the Term Loan Facility Termination Date.

            2.1.3.  Acquisition Loan Facility.
                    -------------------------

                    (a) After the Closing Date and prior to the Acquisition Loan Facility Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement, to make acquisition loans to the Borrower from time to time (each individually an "Acquisition Loan" and, collectively, the "Acquisition Loans") in amounts not to exceed in the aggregate the amount of the Acquisition Loan Commitment. No portion of any Acquisition Loan may be reborrowed once it is repaid. The obligation of the Lender to make Acquisition Loans under the Acquisition Loan Facility shall expire on the Acquisition Loan Facility Termination Date.

                    (b) On each Acquisition Loan Facility Conversion Date (including the Acquisition Loan Facility Termination Date), the Acquisition Loan Facility Conversion Balance then outstanding shall be converted into an Acquisition Term Loan.

     2.2.   Purpose; Use of Proceeds.
            ------------------------

            2.2.1   Working Capital Revolving Credit Facility. Proceeds of each
                    -----------------------------------------
Working Capital Revolving Loan shall be used by the Borrower for one of the following purposes:

                    (i) for general corporate working capital purposes (including the refinancing of the Indebtedness outstanding under the Borrower's existing working capital facility);

                    (ii)      to finance Capital Expenditures;

                    (iii) to provide construction financing to NAC for NAC Projects ("NAC Project Loans"); or

                    (iv) to finance the Borrower's purchase of shares of its capital stock from Patterson at a purchase price not to exceed $1,000,000.

     Notwithstanding the foregoing, (a) the aggregate principal balance at any time outstanding of all NAC Project Loans (including NAC Project Loans converted to Working Capital Term Loans) may not exceed $4,000,000, and
     (ii) not more than $2,000,000 may be borrowed under the Working Capital Revolving Credit Facility for any individual NAC Project.

            2.2.2.  Term Loan Facility. Proceeds of the Term Loans shall be used
                    ------------------
     by the Borrower to refinance existing Indebtedness in the approximate amount of $10,000,000, to finance the consideration payable by it under the terms of the KEN Acquisition Agreement and the WSSI Acquisition Agreement, respectively, and to finance the construction of an office/warehouse facility to be built in Oklahoma City, Oklahoma.

            2.2.3.  Acquisition Loan Facility. Proceeds of each Acquisition Loan
                    -------------------------
     shall be used by the Borrower to finance an Acquisition which is permitted to be made without the consent of the Lender under the provisions of
     Section 6.12.2(ii) or which has been approved by the Lender in accordance with the provisions of Section 6.12.2(iii).

     2.3.   Required Principal Payments; Termination.
            ----------------------------------------

            2.3.1.  Working Capital Revolving Credit Facility.
                    -----------------------------------------

                    (a) All outstanding Working Capital Revolving Loans, other than NAC Project Loans which have been converted to Working Capital Term Loans, and all other unpaid Obligations arising under or relating to the Working Capital Revolving Credit Facility shall be due and payable in full on the Working Capital Revolving Credit Facility Termination Date.

                    (b) Each Working Capital Term Loan shall be payable as to principal in thirty-six (36) consecutive monthly payments, which shall be due on each Payment Date commencing on the first Payment Date occurring after the date such Working Capital Term Loan is made and continuing on each Payment Date thereafter, with each installment (except the final installment due at maturity) to be in the aggregate principal amount equal to one thirty-sixth (1/36th) of the original principal amount of such Working Capital Term Loan and with the final installment due at maturity to be equal to the then outstanding principal balance of such Working Capital Term Loan.

            2.3.2.  Term Loan Facility. The aggregate principal balance of the
                    ------------------
     Term Loans outstanding on the Term Loan Facility Termination Date shall be payable as to principal in thirty-six (36) consecutive monthly payments, which shall be due on each Payment Date commencing on the first Payment Date occurring after the Term Loan Facility Termination Date and continuing on each Payment Date thereafter, with each installment (except the final installment due at maturity) to be in the aggregate principal amount equal to one-sixtieth (1/60th) of the aggregate principal balance of the Term Loans outstanding at the close of business on the Term Loan Facility Termination Date and with the final installment due at maturity to be equal to the then outstanding principal balance of the Term Loans and all other unpaid Obligations arising under or relating to the Term Loan Facility. If the Term Loan Facility is fully funded at the Term Loan Facility Termination Date, the amount of each installment (except the final installment due at maturity) will be $221,666.67.

            2.3.3.  Acquisition Loan Facility. The Acquisition Term Loan made on
                    -------------------------
     each of the Acquisition Loan Facility Conversion Dates shall be payable as to principal in thirty-six (36) consecutive monthly payments, which shall be due on each Payment Date commencing on the first Payment Date occurring after the applicable Acquisition Loan Facility Conversion Date and continuing on each Payment Date thereafter, with each installment (except the final installment due at maturity) to be in the aggregate principal amount equal to one-sixtieth (1/60th) of the applicable Acquisition Loan Facility Conversion Balance and with the final installment due at maturity to be equal to the then outstanding principal balance of such Acquisition Term Loan.

            2.3.4.  Mandatory Prepayments. Within three (3) Business Days after
                    ---------------------
     receipt thereof, the Borrower shall make a mandatory prepayment on the Loans in an amount equal to the net proceeds received by the Borrower from
     (i) the creation or incurrence of additional Indebtedness (other than Loans and additional Indebtedness permitted under Section 6.11) or (ii) the sale of a Substantial Portion of its Properties. Any mandatory prepayment made pursuant to clause (i) or (ii) preceding shall be applied as follows (to the extent of available proceeds): first, to the principal installments payable under Section 2.3.2 with respect to the Term Loans in the inverse order of maturity; then, to the principal installments payable under
     Section 2.3.3 with respect to the Acquisition Term Loans in the inverse order of maturity; then, to any outstanding Acquisition Loans; then to the principal installments payable under Section 2.3.1(b) with respect to the Working Capital Term Loans in the inverse order of maturity; and finally, to any outstanding Working Capital Revolving Loans. To the extent any mandatory prepayment is applied to the outstanding Working Capital Revolving Loans, the Working Capital Revolving Credit Commitment shall be permanently reduced by a like amount. Nothing contained in this Section 2.3.4 shall nullify the requirements, as set forth in
     Section 6.11 and 6.13, respectively, for consent of the Lender to the creation or incurrence of additional Indebtedness or any sale by the Borrower of a Substantial Portion of its Properties.

     2.4.   Types of Loans. The Loans under the Working Capital Revolving Credit
            --------------
Facility, the Term Loan Facility and the Acquisition Loan Facility may be Floating Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9. Not more than four (4) Eurodollar Loans may be outstanding at any time under any Facility.

     2.5.   Reductions in Commitments. The Borrower may permanently reduce the
            -------------------------
Working Capital Revolving Credit Commitment or the Acquisition Loan Commitment, in whole or in part, in integral multiples of $1,000,000, upon at least three Business Days' written notice to the Lender, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Working Capital Revolving Credit Commitment and/or the Acquisition Loan Commitment may not be reduced below the aggregate principal amount of the Loans outstanding under the Working Capital Revolving Credit Facility or the Acquisition Loan Facility, as applicable.

     2.6.   Minimum Amount of Each Loan. Each Loan shall be in the minimum
            ---------------------------
amount of $100,000 (and in multiples of $100,000 if in excess thereof); provided, however, that any Floating Rate Loan under the Working Capital Revolving Credit Facility or the Acquisition Loan Facility may be in the amount of the unused Working Capital Revolving Credit Commitment or unused Acquisition Loan Commitment, as the case may be.

     2.7.   Optional Principal Payments. The Borrower may from time to time pay,
            ---------------------------
without penalty or premium, all outstanding Floating Rate Loans, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Loans upon one Business Day's prior notice to the Lender. The Borrower may pay, without premium or penalty, any Eurodollar Loan at the end of the applicable Interest Period, but no Eurodollar Loan may be prepaid prior to the end of the applicable Interest Period. Principal prepayments made on the Working Capital Term Loans, the Term Loans or the Acquisition Term Loans shall be applied to the principal installments payable under Section 2.3.1(b), 2.3.2 or 2.3.3, as applicable, in the inverse order of maturity.

     2.8.   Method of Selecting Types and Interest Periods for New Loans. The
            ------------------------------------------------------------
Borrower shall select the Type of Loan and, in the case of each Eurodollar Loan, the Interest Period applicable thereto from time to time. The Borrower shall give the Lender irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (local time) at least one Business Day before the Borrowing Date of each Floating Rate Loan and three Business Days before the Borrowing Date for each Eurodollar Loan, specifying:

            (i) the Borrowing Date, which shall be a Business Day, of such Loan,

            (ii)    the aggregate amount of such Loan,

            (iii)   the applicable Facility and the purpose of the Loan,

            (iv)    the Type of Loan selected, and

            (v) in the case of each Eurodollar Loan, the Interest Period applicable thereto.

Not later than noon (local time) on each Borrowing Date, the Lender shall make funds available to the Borrower for the requested Loan amount.

     2.9.   Conversion and Continuation of Outstanding Loans. Floating Rate
            ------------------------------------------------
Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Loans pursuant to this Section 2.9 or are repaid in accordance with Section 2.3 or 2.7. Each Eurodollar Loan shall continue as a Eurodollar Loan until the end of the then applicable Interest Period therefor, at which time such Eurodollar Loan shall be automatically converted into a Floating Rate Loan unless the Borrower shall have given the Lender a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Loan continue as a Eurodollar Loan for the same or another Interest Period or unless such Eurodollar Loan is repaid in accordance with Section 2.3. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Loan into a Eurodollar Loan. The Borrower shall give the Lender irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Loan into a Eurodollar Loan or continuation of a Eurodollar Loan not later than 10:00 a.m. (local time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

            (i) the requested date, which shall be a Business Day, of such conversion or continuation,

            (ii) the aggregate amount and Type of the Loan which is to be converted or continued, and

            (iii) the amount of such Loan which is to be converted into or continued as a Eurodollar Loan and the duration of the Interest Period applicable thereto.

     2.10.  Interest; Changes in Interest Rate. Each Floating Rate Loan shall
            ----------------------------------
bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is automatically converted from a Eurodollar Loan into a Floating Rate Loan pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Loan pursuant to
Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Loan maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Lender as applicable to such Eurodollar Loan based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period with respect to any Loan under any Facility may end after the maturity or termination of such Facility. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Loan prior to the last day of the applicable Interest Period in order to make a payment (including a mandatory prepayment) required pursuant to Section 2.3.

     2.11.  Rates Applicable After Default. Notwithstanding anything to the
            ------------------------------
contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Lender may, at its option, by notice to the Borrower, declare that no Loan may be made as, converted into or continued as a Eurodollar Loan. During the continuation of a Default, the Lender may, at its option, by notice to the Borrower, declare that
(i) each Eurodollar Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Loan shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Loans without any election or action on the part of the Lender.

     2.12   Fees.
            ----

            (i) The Borrower agrees to pay to the Lender a commitment fee (the "Commitment Fee") at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of the Lender's Working Capital Revolving Credit Commitment and Acquisition Loan Commitment from the date hereof to and including the latter to occur of the Working Capital Revolving Credit Facility Termination Date or the Acquisition Loan Facility Termination Date, payable on each Payment Date commencing May 31, 2000. For purposes of this Section 2.12, both Working Capital Revolving Loans and Working Capital Term Loans shall be regarded as usages of the Working Capital Revolving Credit Commitment, and both Acquisition Loans and Acquisition Term Loans shall be regarded as usages of the Acquisition Loan Commitment. Any accrued Commitment Fee shall be payable on the effective date of any termination of the obligations of the Lender to make Working Capital Revolving Loans and/or Acquisition Loans hereunder.

            (ii) The Borrower further agrees to pay the Lender an up-front facility fee of $30,000, of which $15,000 has previously been paid to the Lender and the remainder shall be due and payable on the Closing Date.

     2.13.  Method of Payment. All payments of the Obligations hereunder shall
            -----------------
be made, without setoff, deduction, or counterclaim, in immediately available funds to the Lender at the Lender's address specified pursuant to Article XI, by noon (local time) on the date when due. The Lender is hereby authorized to charge any account of the Borrower or any of its Subsidiaries maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder.

     2.14.  Notes; Evidence of Indebtedness. In order to evidence the Borrower's
            -------------------------------
obligation for payment of principal and interest on the Loans from time to time outstanding under each of the Facilities, the Borrower shall (i) make, execute and deliver the Working Capital Revolving Note, the Term Note and the Acquisition Note on the Closing Date, (ii) make, execute and deliver an Acquisition Term Note (with appropriate insertions) on each Acquisition Loan Facility Conversion Date in the principal amount of the applicable Acquisition Loan Facility Conversion Balance, and (iii) make, execute and deliver a Working Capital Term Note (with appropriate insertions) on the date the unpaid balance of any Working Capital Revolving Loan used to finance a NAC Project is converted to a Working Capital Term Loan. The Lender shall also maintain accounts or records in which it will enter (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder, and (c) the amount of any sum received by the Lender. The entries made in such accounts and records shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the

Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     2.15.  Telephonic Notices.  The Borrower hereby authorizes the Lender to
            ------------------
extend, convert or continue Loans, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any person or persons the Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Lender a written confirmation, if such confirmation is requested by the Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Lender, the records of the Lender shall govern, absent manifest error.

     2.16.  Interest Payment Dates; Interest and Fee Basis. Interest accrued on
            ----------------------------------------------
each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Loan converted into a Eurodollar Loan on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Loan is prepaid, whether by mandatory prepayment, upon acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and the Commitment Fee shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.17.  Lending Installations.  The Lender may book the Loans at any Lending
            ---------------------
Installation selected by the Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation, and the Notes issued hereunder shall be deemed held by the Lender for the benefit of any such Lending Installation. The Lender may, by written notice to the Borrower in accordance with Article XI, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18   Collateral.  To secure the Secured Obligations, the Borrower shall
            ----------
grant and convey, and cause each of its Subsidiaries (whether now existing or hereafter formed or acquired by the Borrower) to grant and convey, to the Lender, and further, shall maintain and cause to be maintained in favor of the Lender at all times during the term of this Agreement and until the Secured Obligations are paid and satisfied in full, valid and perfected first priority security interests and mortgage liens in all of the now existing and after-acquired tangible and intangible Property of the Borrower and each of its Subsidiaries, whether real, personal or mixed, subject only to Permitted Liens, including, without limitation, all accounts, inventory, equipment, fixtures (including trade fixtures), real estate, buildings and improvements, leaseholds, general intangibles, patents, trademarks, trade names, franchises, investment property (including all shares of capital stock or other equity securities of each of the Borrower's Subsidiaries) and deposit accounts of the Borrower and each of its Subsidiaries, and all proceeds of any thereof. In order to provide the Lender with such first priority perfected security interests and mortgage liens, the Borrower shall, from time to time, execute and deliver, or cause to be executed and delivered, such instruments, agreements, assignments, financing statements and other documents, and take or cause to be taken such actions as may be necessary in the opinion of the Lender and the Lender's counsel to provide such valid and perfected first priority security interests and mortgage liens, including, without limitation, the Collateral Documents. Notwithstanding the foregoing, neither the Borrower nor NAC shall be required to grant the Lender a mortgage lien on any NAC Project unless and until such time as the related NAC Project Loan is converted to a Working Capital Term Loan.

     2.19   Guaranties. The Borrower shall further cause each of its
            ----------
Subsidiaries (whether now existing or hereafter formed or acquired by the Borrower) to guarantee to the Lender the prompt payment and performance of the Secured Obligations and to maintain such guarantee in full force and effect at all times during the term of this Agreement and until the Secured Obligations are paid and satisfied in full. In order to provide the Lender with such guarantees, the Borrower shall cause each of its Subsidiaries (whether now existing or hereafter formed or acquired by the Borrower) to execute and deliver the Guaranty.


                                  ARTICLE III
                            YIELD PROTECTION; TAXES
                            -----------------------

     3.1.   Yield Protection.  If, on or after the date of this Agreement, the
            ----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) subjects the Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to the Lender in respect of its Eurodollar Loans, or

            (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Loans), or

            (iii) imposes any other condition the result of which is to increase the cost to the Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by the Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires the Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by the Lender, and the result of any of the foregoing is to increase the cost to the Lender or applicable Lending Installation of making or maintaining the Eurodollar Loans or Commitment or to reduce the return received by the Lender or applicable Lending Installation in connection with its Eurodollar Loans or

Commitment, then, within 15 days of demand by the Lender, the Borrower shall pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction in amount received.

     3.2.   Changes in Capital Adequacy Regulations. If the Lender determines
            ---------------------------------------
the amount of capital required or expected to be maintained by the Lender, any Lending Installation of the Lender or any corporation controlling the Lender is increased as a result of a Change, then, within 15 days of demand by the Lender, the Borrower shall pay the Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which the Lender determines is attributable to this Agreement, the Loans or its Commitment to make Loans hereunder (after taking into account the Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3.   Availability of Types of Loans.  If the Lender determines that
            ------------------------------
maintenance of Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Lender determines that (i) deposits of a type and maturity appropriate to match fund Eurodollar Loans are not available or (ii) the interest rate applicable to Eurodollar Loans does not accurately reflect the cost of making or maintaining Eurodollar Loans, then the Lender shall suspend the availability of Eurodollar Loans and require any affected Eurodollar Loans to be converted to Floating Rate Loans.

     3.4.   Funding Indemnification. If any payment of a Eurodollar Loan occurs
            -----------------------
on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by the Borrower for any reason other than default by the Lender, the Borrower will indemnify the Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Loan.

     3.5.   Taxes.
            -----

            (i) All payments by the Borrower to or for the account of the Lender hereunder or under any Note shall be made free and clear of and without deduction for Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law, and (d) the Borrower shall furnish to the Lender the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

            (ii) The Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note or any of the Collateral Documents, except for any mortgage or similar tax paid or payable in connection with the recording of any of the Collateral Documents which by law must be paid by a lender and cannot be paid or passed on to a borrower (the taxes and other charges referred to in Section 3.5(ii), subject to the foregoing exclusion, are herein collectively referred to as "Other Taxes").

            (iii) The Borrower hereby agrees to indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Lender and any liability (including penalties, interest and expenses, other than penalties, interest and expenses proximately arising from the gross negligence of the party seeking to be indemnified) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Lender makes demand therefor pursuant to Section 3.6.

     3.6.   Lender Statements; Survival of Indemnity. To the extent reasonably
            ----------------------------------------
possible, the Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to the Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Loans under Section 3.3, so long as such designation is not, in the judgment of the Lender, disadvantageous to the Lender. The Lender shall deliver a written statement of the Lender to the Borrower as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which the Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though the Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of the Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT
                              --------------------


     4.1.   Conditions to Closing. The obligation of the Lender to establish the
            ---------------------
Facilities, to make the initial Loan under the Working Capital Revolving Credit Facility and the Term Loan Facility is subject to the Borrower's satisfaction of the following conditions precedent at or as of the Closing Date:

            4.1.1   Execution and Delivery of Loan Documents. The Borrower shall
                    ----------------------------------------
     have executed and delivered to the Lender, and (as applicable) caused each of its Subsidiaries to execute and deliver to the Lender, the following Loan Documents:

                    (i)       This Agreement.

                    (ii) The Term Note, the Working Capital Revolving Note and the Acquisition Note.

                    (iii) The Security Agreement, together with appropriate UCC-1 financing statements.

                    (iv) Mortgages covering the Borrower's real property located in Tulsa, Oklahoma, Oklahoma City, Oklahoma, San Antonio, Texas, and Columbia, South Carolina (provided, however, that the Mortgage covering the Borrower's proposed office/warehouse facility to be located in Oklahoma City, Oklahoma, need not be delivered until such time as the Borrower has acquired title to the site of such facility).

                    (v) Guaranties from each of the Subsidiaries existing on the Closing Date.

                    (vi)      The Environmental Indemnity Agreement.

            4.1.2.  Delivery of Documents. The Borrower shall have executed
                    ---------------------
     (where necessary) and delivered to the Lender:

                    (i) Copies of the articles or certificate of incorporation of each of the Borrower and each of its Subsidiaries, together with all amendments thereto, and a certificate of good standing for the Borrower and each of its Subsidiaries, each certified by the appropriate governmental officer in its jurisdiction of incorporation, and copies of a certificate of good standing issued by the appropriate governmental officer in each other jurisdiction in which the Borrower and/or any of its Subsidiaries has any offices or conducts any significant business operations.

                    (ii) Copies of the bylaws of the Borrower and each of its Subsidiaries, each certified by its Secretary or Assistant Secretary.

                    (iii) Copies of the resolutions or other actions of the Board of Directors or other governing body of the Borrower and each of its Subsidiaries, authorizing the execution of the Loan Documents to which it is a party.

                    (iv) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Lender shall be entitled to rely until informed of any change in writing by the Borrower, and an incumbency certificate, executed by the Secretary or Assistant Secretary of each of its Subsidiaries, which shall identify by name and title and bear the signatures of the officers of each of its Subsidiaries authorized to sign the Loan Documents to which such Subsidiary is a party, upon which certificate the Lender shall be entitled to rely until informed of any change in writing by such Subsidiary.

                    (v) A certificate, signed by the chief financial officer of the Borrower, stating that, to the best of such officer's knowledge, after diligent inquiry, on or as of the Closing Date, (A) no Default or Unmatured Default has occurred and is continuing, (B) the representations and warranties continued in Article V of this Agreement are true and correct, and (C) the Borrower has experienced no material adverse change in its financial condition since March 31, 2000.

                    (vi) A written opinion of the Borrower's counsel, addressed to the Lender, in substantially the form of Exhibit A (with such exceptions, qualifications and limitations as shall be acceptable to counsel to the Lender).

                    (vii) Written money transfer instructions, in substantially the form of Exhibit C, addressed to the Lender and signed by an Authorized Officer, together with such other related money transfer authorizations as the Lender may have re asonably requested.

                    (viii) Evidence of compliance with applicable federal regulations governing loans in areas having special flood hazards.

                    (ix)      The insurance certificate described in
            Section 5.20.

                    (x) Satisfactory payoff letters from the holders of all Indebtedness to be refinanced with the proceeds of the initial Loans to be made under the Working Capital Revolving Credit Facility and the Term Loan Facility. The payoff letter from each holder of Indebtedness to be refinanced on the Closing Date shall (i) state the amount necessary to pay off the principal balance of and accrued interest on the Indebtedness held by such holder, (ii) set forth payment instructions for remitting the payoff amount, (iii) state that, immediately upon receipt of the payoff amount, such holder will release of record any Liens which it may have on any Properties of the Borrower or any of its Subsidiaries, and (iv) acknowledge that, upon its receipt of the payoff amount, such holder will no longer have any Lien on any Properties of the Borrower or any of its Subsidiaries.

                    (xi) Certified responses to UCC lien search requests reflecting that there are no effective UCC financing statements on file in any filing offices in the State of Oklahoma or any other states or jurisdictions in which the Borrower or any of its Subsidiaries maintains any place of business or owns any Properties which name the Borrower or any of its Subsidiaries as debtor, other than (i) financing statements to be terminated and released on the Closing Date, and (ii) financing statements relating to Liens which are permitted to exist under Section 6.15.

                    (xii) Such other documents as the Lender or its counsel may have reasonably requested.

            4.1.3.  Other Conditions. The Borrower shall have satisfied the
                    ----------------
     following additional conditions precedent at or as of the Closing Date:

                    (i) The Borrower shall have paid all fees set forth in this Agreement, to the extent such fees are dues and payable at or as of the Closing Date.

                    (ii) There shall not have occurred any material adverse change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries.

     4.2    Repurchase of Stock. The Lender shall not be required to make the
            -------------------
proposed Working Capital Revolving Loan to finance the Borrower's purchase of shares of its capital stock from Patterson unless on or as of the applicable Borrowing Date the Borrower shall have provided satisfactory evidence to the Lender that the purchase of such shares has been approved by the Board of Directors of the Borrower and that such shares have been repurchased free and clear of any Liens at a purchase price not exceeding $1,000,000.

     4.3    Initial Acquisitions. The Lender shall not be required to make any
            --------------------
Term Loan under the Term Loan Facility to finance either or both of the Initial Acquisitions unless on or as of the applicable Borrowing Date:

            (i) The Borrower shall have delivered to the Lender fully executed copies of each of the Initial Acquisition Agreements (in final form) and all other Acquisition Documents relating to the Initial Acquisitions, and the terms and provisions of the same shall be satisfactory to the Lender.

            (ii) The Lender shall have completed a due diligence review of the financial condition, operations and prospects of the Borrower and the businesses to be acquired in connection with the Initial Acquisitions (including a review of the due diligence conducted by the Borrower in connection with the Initial Acquisition Agreements), and the results of such due diligence review shall be satisfactory to the Lender.

            (iii) The closings of the transactions contemplated by the Initial Acquisition Agreements shall have occurred in accordance with the terms and provisions of the respective Initial Acquisition Agreements.

            (iv) The Borrower, Ken and WSSI (as applicable) shall have satisfied or performed all obligations required under the terms of the Initial Acquisition Agreements to be satisfied or performed at or prior to the closings thereof, including the procurement of all necessary approvals of governmental agencies and authorities, and all other conditions precedent to the closings of the Initial Acquisition Agreement shall have been satisfied, and evidence of the foregoing shall have been delivered to the Lender.

            (v) The Borrower shall have executed and delivered, or caused to be executed and delivered, such agreements and documents and taken such other actions as may be necessary to comply with Section 6.24.

            (vi) All legal matters incident to the Initial Acquisitions shall be satisfactory to the Lender and its counsel.

     4.4    Acquisition Loans. The Lender shall not be required to make any
            -----------------
Acquisition Loans under the Acquisition Loan Facility unless on or as of the applicable Borrowing Date:

            (i) Either (A) the proposed Acquisition shall be permitted without the consent of the Lender under the provisions of Section 6.12.2(ii), and the Borrower shall have delivered all documents required to be delivered under the terms of Section 6.12.2(ii), or (B) the proposed Acquisition, including the terms and conditions thereof, and all related Acquisition Documents shall have been approved by the Lender in accordance with Section 6.12.2(iii).

            (ii) All conditions precedent to the closing of the proposed Acquisition (as set forth in the applicable Acquisition Documents and as otherwise required by applicable law) shall have been satisfied, including the procurement of all necessary approvals of governmental agencies and authorities, and the closing of the proposed Acquisition shall have occurred simultaneously in accordance with the provisions of such Acquisition Documents.

            (iii) The Borrower and, if applicable, the Target to be acquired pursuant to such Acquisition shall have executed and delivered, or caused to be executed and delivered, such agreements and documents and taken such other actions as may be necessary to comply with Section 6.24.

            (iv) All legal matters incident to the proposed Acquisition shall be satisfactory to the Lender and its counsel.

     4.5.   Each Loan. The Lender shall not be required to make a Loan under any
            ---------
Facility unless on the applicable Borrowing Date:

            (i)     There exists no Default or Unmatured Default.

            (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

            (iii) All legal matters incident to the making of such Loan shall be satisfactory to the Lender and its counsel.

     4.6    Effect of Borrowing Notice. The Borrowing Notice with respect to
            --------------------------
each Loan shall constitute a representation and warranty by the Borrower that the applicable conditions precedent set forth in this Article IV have been satisfied and that the statements contained in Sections 4.5(i) and (ii) are true and correct. The Lender may require a duly completed Compliance Certificate as a condition to making any Loan.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to the Lender as follows:

     5.1.   Existence and Standing. Each of the Borrower and its Subsidiaries is
            ----------------------
and will continue to be a corporation, partnership or limited liability company, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority and is duly qualified or licensed to conduct its business in each jurisdiction in which it owns any Property or conducts any business (except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect or result in the forfeiture of any Property).

     5.2.   Authorization and Validity. Each of the Borrower and its
            --------------------------
Subsidiaries has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and its Subsidiaries of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3.   No Conflict; Government Consent. Neither the execution and delivery
            -------------------------------
by the Borrower and its Subsidiaries of the Loan Documents to which each is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4.   Financial Statements.  The audited consolidated and consolidating
            --------------------
financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1999, and the unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for the three months ended March 31, 2000, copies of which have been delivered to the Lender, were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial position of the Borrower and its Subsidiaries at such date and the results of operations for the periods then ended.

     5.5.   Material Adverse Change. Since the respective dates of the financial
            -----------------------
statements referred to in Section 5.4, there has been no adverse change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6.   Taxes. The Borrower and its Subsidiaries have filed all United
            -----
States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. As of the date of this Agreement, the United States income tax returns of the Borrower have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1994. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7.   Litigation and Contingent Obligations. There is no litigation,
            -------------------------------------
arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of the Borrower's officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8.   Subsidiaries. Schedule 1 contains an accurate list of all
            ------------
Subsidiaries of the Borrower as of the date of this Agreement and as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9.   ERISA. No Single Employer Plan has any Unfunded Liabilities. Each
            -----
Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10.  Accuracy of Information. No information, exhibit or report furnished
            ------------------------
by the Borrower or any of its Subsidiaries to the Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state any material fact necessary to make the statements contained therein not misleading.

     5.11.  Regulation U.  Margin stock (as defined in Regulation U) constitutes
            ------------
less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12.  Material Agreements. Neither the Borrower nor any of its
            -------------------
Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13.  Compliance With Laws. The Borrower and its Subsidiaries have
            --------------------
complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

     5.14.  Ownership of Properties.  Except as set forth on Schedule 2, on the
            -----------------------
date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Lender as owned by the Borrower and its Subsidiaries.

     5.15.  Plan Assets; Prohibited Transactions.  The Borrower is not an entity
            ------------------------------------
deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16.  Environmental Matters.  In the ordinary course of its business, the
            ----------------------
officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower: (i) no Hazardous Substance has been disposed of or released by the Borrower or any of its Subsidiaries in violation of any Environmental Law; (ii) no Hazardous Substances are stored or located upon, or otherwise exist in, on, under or about any of the respective Properties of the Borrower and its Subsidiaries, except in compliance with applicable Environmental Laws; (iii) no claim exists or is threatened against the Borrower or any of its Subsidiaries arising from any clean-up, remediation, removal or restoration work performed by the Borrower or any of its Subsidiaries, which claim, if adversely decided, could reasonably be expected to have a Material Adverse Effect; and (iv) neither the Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous

Substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17.  Investment Company Act.  Neither the Borrower nor any of its
            ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18.  Public Utility Holding Company Act.  Neither the Borrower nor any of
            ----------------------------------
its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19.  Post-Retirement Benefits. Neither the Borrower nor any of its
            ------------------------
Subsidiaries provides or is obligated to provide any post-retirement medical and insurance benefits to its employees or former employees.

     5.20.  Insurance. The certificate signed by the President or chief
            ---------
financial officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Lender, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     5.21.  Solvency.
            --------

            (i) Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the making of each Loan to be made on the Closing Date or at any time thereafter, and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Properties of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Closing Date.

            (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                   ARTICLE VI
                                   COVENANTS
                                   ---------

     During the term of this Agreement, unless the Lender shall otherwise consent in writing:

     6.1.   Financial and Other Reporting. The Borrower will maintain, for
            -----------------------------
itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and will furnish to the Lender:

            (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lender, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

            (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

            (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a Compliance Certificate signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

            (iv) Within 90 days after the close of each of its fiscal years, a financial projection and budget forecast covering the immediately subsequent two (2) year period.

            (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

            (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

            (vii) As soon as possible and in any event within 10 days after the Borrower obtains knowledge thereof, notice of (A) the commencement of any action, suit or proceeding against or involving any the Borrower or any of its Subsidiaries not fully covered by insurance where the amount sued for or the value of Property involved, individually or in the aggregate, is in excess of $250,000 or which, if the outcome were adverse, could reasonably be expected to have a Material Adverse Effect, (B) the existence or asserted existence of any Lien (other than Liens permitted under Section 6.15) on any Properties of the Borrower or any of its Subsidiaries, or (C) any change in the accounting practices and procedures of the Borrower.

            (viii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (A) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Substance into the environment, (B) any notice alleging any material violation by the Borrower or any of its Subsidiaries of any federal, state or local Environmental Law or any law or regulation relating to health, safety or sanitation, or (C) any notice to the effect that the Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment or any alleged violation of any federal, state or local Environmental Law, provided, however, that a copy of any such notice or claim shall be required to be furnished under this clause (viii) only if it relates to a matter which, if the outcome were adverse to the Borrower, could reasonably be expected to have a Material Adverse Effect.

            (ix) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

            (x) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the SEC.

            (xi) Such other information (including non-financial information) as the Lender may from time to time reasonably request.

     6.2.   Use of Proceeds.  The Borrower will, and will cause each of its
            ---------------
Subsidiaries to, use the proceeds of the Loans only for the purposes stated in
Section 2.2. The Borrower will not, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U); provided, however, that up to $1,000,000 of the proceeds of a Working Capital Revolving Loan may be used to finance the Borrower's purchase of shares of its capital stock, as contemplated by Section 2.2.1(iv). No portion of the Secured Obligations will be secured directly or indirectly by shares of the Borrower's capital stock.

     6.3.   Notice of Default.  The Borrower will, and will cause each of its
            -----------------
Subsidiaries to, give prompt notice in writing to the Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise which could reasonably be expected to have a Material Adverse Effect.

     6.4.   Conduct of Business.  The Borrower will, and will cause each of its
            -------------------
Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     6.5.   Taxes. The Borrower will, and will cause each of its Subsidiaries
            -----
to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

     6.6.   Insurance. The Borrower will, and will cause each of its
            ---------
Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Lender upon request full information as to the insurance carried.

     6.7.   Compliance with Laws.  The Borrower will, and will cause each of its
            --------------------
Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Without limiting the generality of the foregoing, the Borrower covenants and agrees that it will comply, and will cause each of its Subsidiaries and each of its and their respective employees, agents and contractors to comply, in all materials respects with all Environmental Laws which may from time to time apply or pertain to the conduct of the respective businesses of the Borrower and its Subsidiaries.

     6.8.   Maintenance of Properties. The Borrower will, and will cause each of
            -------------------------
its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9.   Inspection. The Borrower will, and will cause each of its
            ----------
Subsidiaries to, permit the Lender, by its representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lender may designate.

     6.10.  Dividends.  The Borrower will not, nor will it permit any of its
            ---------
Subsidiaries to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, (ii) the Borrower may repurchase shares of its capital stock from Patterson, at an aggregate purchase price not to exceed $1,000,000, from the proceeds of a Working Capital Loan, as contemplated by Section 2.2.1(iv), and (iii) the Borrower may purchase up to an additional 2,200,000 shares of its capital stock (such shares being shares owned by Patterson and/or shares issued in connection with the Borrower's previous acquisition of Summit Environmental Services, Inc.), provided that the purchase price for the shares so purchased is paid from the proceeds of an equity offering made by the Borrower to which the Lender has given its consent.

     6.11.  Indebtedness.  The Borrower will not, nor will it permit any of its
            ------------
Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

            (i)     The Loans.

            (ii)    Indebtedness existing on the date hereof and described in
     Schedule 2.

            (iii) Purchase money Indebtedness incurred in the ordinary course of business in connection with the Borrower's purchase of equipment used in connection with its business and not exceeding $250,000 at any one time outstanding.

            (iv) Rate Management Obligations arising under Rate Management Transactions related to the Loans.

     6.12.  Mergers and Acquisitions.
            ------------------------

            6.12.1  Mergers and Consolidations. Except for any merger or
                    --------------------------
     consolidation incident to an Acquisition permitted under Section 6.12.2, the Borrower will not, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

            6.12.2  Acquisitions. The Borrower will not, nor will it permit any
                    ------------
     of its Subsidiaries to, make any Acquisition of any Person, except that Acquisitions may be permitted or approved in accordance with the following:

                    (i) For any proposed Acquisition, the following conditions must be satisfied: (A) the Acquisition must be non-hostile, (B) the Acquisition must be made in compliance with all applicable laws and regulations, (C) the Person to be acquired (the "Target") must be engaged in the same business or in a substantially related line of business as the Borrower, (D) the Target must be located in the United States, (E) if the Acquisition is structured as a merger or consolidation, the Borrower must be the surviving entity, (F) if the Target will become a Subsidiary, it must become a consolidated Subsidiary, (G) there must not exist any Default or Unmatured Default prior to or as of the effective date of such Acquisition, and (H) the consummation of such Acquisition must not result in or give rise to any Default or Unmatured Default, including a violation of any of the financial covenants set forth in
            Section 6.23.

                    (ii) If the total consideration payable by the Borrower in connection with a proposed Acquisition (including Indebtedness to be paid or assumed) does not exceed $1,000,000, the Borrower may make such Acquisition without the prior consent of the Lender so long as the conditions set forth in clause (i) above are satisfied, provided that, prior to the consummation of such Acquisition, the Borrower shall deliver to the Lender, (A) a Compliance Certificate (which shall not be binding on the Lender), prepared on a pro forma basis giving effect to the transactions contemplated to be conducted at the closing thereof, demonstrating that the Borrower will be in compliance with the financial covenants set forth in Section 6.23 immediately following the consummation of the Acquisition, (B) the Acquisition Documents relating to the proposed Acquisition, (C) the Target's audited financial statements for the three fiscal years immediately preceding (to the extent available) or such other financial statements and federal income tax returns of the Target as are available for the three fiscal years immediately preceding or such shorter period as the Target has been in existence, (D) the Target's interim unaudited financial statements for the fiscal period most recently ended, and (E) if applicable, all registration statements, reports and other filings made by the Target with the SEC during the two years immediately preceding.

                    (iii) If the total consideration payable by the Borrower in connection with a proposed Acquisition (including Indebtedness to be paid or assumed) exceeds $1,000,000, the Borrower may not make such Acquisition without the prior consent of the Lender (such consent to be given, withheld or conditioned by the Lender in its sole and absolute discretion based upon such factors as the Lender shall deem appropriate). The Borrower may request that the Lender consent to a proposed Acquisition by submitting a written request to the Lender of the following documents: (A) a description of the business conducted by the Target, (B) a summary of the material terms and conditions of the proposed Acquisition, (C) the Acquisition Documents relating to the proposed Acquisition, (D) a Compliance Certificate (prepared on a pro forma basis giving effect to the transactions contemplated to be conducted at the closing of the proposed Acquisition) demonstrating that the Borrower will be in compliance with the financial covenants set forth in Section 6.23 immediately following the consummation of such Acquisition, (E) the Target's audited financial statements for the three fiscal years immediately preceding (to the extent available) or such other financial statements and federal income tax returns of the Target as are available for the three fiscal years immediately preceding or such shorter period as the Target has been in existence, (F) the Target's interim unaudited financial statements for the fiscal period most recently ended, and (G) if applicable, all registration statements, reports and other filings made by the Target with the SEC during the two years immediately preceding. Any Acquisition proposed for approval pursuant to this clause (iii) must at a minimum satisfy the conditions set forth in clause (i) above. In evaluating any request submitted by the Borrower, the Lender shall be given an opportunity to complete a due diligence review of the financial condition, operations and prospects of the Target, and the results of such due diligence review shall be satisfactory to the Lender. The Borrower agrees to furnish, or cause to be furnished, such additional information and documents as the Lender may request for purposes of conducting its due diligence review and evaluating the merits of the proposed Acquisition. If the Lender does not consent in writing to the proposed Acquisition within thirty (30) days following the Borrower's submission of its request for approval, the Lender will be deemed not to have approved such request. Any determination by the Lender not to approve a proposed Acquisition shall be final.

                    (iv) Prior to or simultaneously with the consummation of any Acquisition permitted under clause (ii) above or approved by the Lender pursuant to clause (iii) above, the Borrower shall also comply with Section 6.24.

     6.13.  Sale of Assets. The Borrower will not, nor will it permit any of its
            --------------
Subsidiaries to, lease, sell or otherwise dispose of its Property to any other Person, except:

            (i)     Sales of inventory in the ordinary course of business.

            (ii) Leases, sales or other dispositions of its Property (exclusive of any notes receivable or accounts receivable) that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section 6.13(ii) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     6.14.  Investments. The Borrower will not, nor will it permit any of its
            -----------
Subsidiaries to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any of its Subsidiaries or to become or remain a partner in any partnership or joint venture, except:

            (i)     Cash Equivalent Investments.

            (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1.

            (iii) Any Investment arising from an Acquisition permitted or approved under Section 6.12.2.

     6.15.  Liens.  The Borrower will not, nor will it permit any of its
            -----
Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

            (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings

            (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

            (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

            (iv) Liens arising out of pledges or deposits in conjunction with performance bonds or similar security for the full and complete performance of services or construction of facilities.

            (v) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

            (vi)    Liens existing on the date hereof and described in
     Schedule 2.

            (vii) Liens in favor of the Lender granted pursuant to any Collateral Document.

     6.16.  Capital Expenditures. The Borrower will not, nor will it permit any
            --------------------
of its Subsidiaries to, expend, or be committed to expend, in excess of $750,000 for Capital Expenditures during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries, excluding, however, (i) Capital Expenditures made or committed during the fiscal year 2000 which are described in Schedule 3, and (ii) Capital Expenditures incurred pursuant to the requirements of any "pay for performance" contract for which reimbursement will be made by the customer prior to or upon completion of the applicable contract.

     6.17.  Affiliates.  The Borrower will not, and will not permit any of its
            ----------
Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction.

     6.18.  Operating Leases. The Borrower will not, nor will it permit any
            ----------------
of its Subsidiaries to, enter into or remain liable upon any Operating Lease, except to the extent that the aggregate annual payments due on all Operating Leases of the Borrower and its Subsidiaries do not exceed $200,000.

     6.19.  Sale and Leaseback Transactions and Other Off-Balance Sheet
            -----------------------------------------------------------
Liabilities.  The Borrower will not, nor will it permit any of its Subsidiaries
-----------
to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Rate Management Obligations permitted to be incurred under the terms of Section 6.11(iv).

     6.20.  Contingent Obligations. The Borrower will not, nor will it permit
            ----------------------
any of its Subsidiaries to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except by endorsement of instruments for deposit or collection in the ordinary course of business.

     6.21.  Letters of Credit. None of the Borrowers will apply for or become
            -----------------
liable upon or in respect of any Letter of Credit.

     6.22.  Financial Contracts. The Borrower will not, nor will it permit any
            -------------------
of its Subsidiaries to, enter into or remain liable upon any Financial Contract, other than Rate Management Transactions related to the Loans.

     6.23.  Financial Covenants.
            -------------------

            6.23.1. Current Ratio. The Borrower will not permit its current
                    -------------
     ratio, determined as of the end of each of its fiscal quarters in accordance with GAAP, to be less than 1.5 to 1.0.

            6.23.2. Debt Service Coverage Ratio. The Borrower will not permit
                    ---------------------------
     the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIDA minus unfunded Consolidated Capital Expenditures and dividends paid or declared, to (ii) Consolidated Interest Expense, plus current maturities of long-term Consolidated Funded Indebtedness (for the immediately following twelve (12) month period), all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 1.20 to 1.0.

            6.23.3. Leverage Ratio. The Borrower will not permit the ratio,
                    --------------
     determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.75 to 1.0.

            6.23.4. Minimum Net Worth. The Borrower will at all times maintain
                    -----------------
     Consolidated Net Worth of not less than the sum of (i) $7,000,000 plus (ii) 75% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending June 30, 2000 (without deduction for losses), plus (iii) 100% of the net proceeds of any offering by the Borrower of equity securities of the Borrower.

     6.24   Additional Collateral and Guaranties.
            ------------------------------------

            6.24.1  Acquisitions. In the event that, subsequent to the Closing
                    ------------
     Date, any Person becomes a Subsidiary of the Borrower, whether pursuant to an Acquisition (including an Initial Acquisition) or otherwise, the Borrower shall pledge all shares of capital stock or other equity securities of such Subsidiary to the Lender, as provided in the Security Agreement, and deliver the original stock certificates evidencing such shares to the Lender, together with appropriate stock powers executed in blank, and shall cause such Subsidiary (i) to grant a Lien (security interest) in all of its personal property by joining the Security Agreement and filing such UCC-1 financing statements or similar instruments required by the Lender, (ii) if such Subsidiary owns or leases any real property, to comply with Section 6.24.2, (iii) to join in the Guaranty with respect to the Secured Obligations, and (iv) otherwise, to provide such documentation and take such other actions as such Subsidiary would have provided and taken if such Person had been a Subsidiary on the Closing Date. The Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section 6.24.1, the Lender shall have a valid and enforceable first priority Lien on the respective Collateral covered thereby, free and clear of all Liens other than Permitted Liens. All actions to be taken pursuant to this Section 6.24.1 shall be at the expense of the Borrower, shall be taken to the reasonable satisfaction of the Lender, and shall be taken prior to or simultaneously with the formation or Acquisition of such Subsidiary.

            6.24.2  Real Property. In the event that, subsequent to the Closing
                    -------------
     Date, the Borrower or any of its Subsidiaries intends to acquire or lease any real property which is material or otherwise important to the business operations of the Borrower or such Subsidiary (excluding, however, any lease of real property to be used as office space), the Borrower shall, or shall cause such Subsidiary to, notify the Lender of such intent as soon as is reasonably practicable prior to the acquisition or lease of such real property. At the request of the Lender, the Borrower shall cause the Borrower or Subsidiary acquiring or leasing the real property to execute and deliver a mortgage instrument, substantially in the form of the Mortgages delivered on the Closing Date (subject to variation for compliance with local law), and provide all relevant documentation with respect thereto. The Borrower agrees that, following the taking of the actions with respect to any real property required by this Section 6.24.2, the Lender shall have a valid and enforceable first priority Lien on such real property, free and clear of all defects and Liens, except for Permitted Liens and other matters acceptable to the Lender in its reasonable discretion. All actions to be taken pursuant to this Section 6.24.2 shall be at the expense of the Borrower, shall be taken to the reasonable satisfaction of the Lender, and shall be taken within 10 days after such real property is acquired or leased.

     6.25   Equity Offerings. The Borrower will not, nor will it permit any of
            ----------------
its Subsidiaries to, offer or sell any shares of its capital stock or other equity securities, or otherwise conduct any public or private offering of equity securities, unless the Lender has consented to the proposed use of the proceeds of such offering. The foregoing restriction shall not apply to (and an equity offering will not be deemed to include) any of the following:

          (i) securities issued or sold pursuant to outstanding warrants or options or options or warrants that may be granted hereafter to officers, employees, directors, consultants or advisors of the Borrower;

          (ii) securities issued to officers, employees, directors, consultants or advisors of the Borrower as compensation for services rendered or to be rendered; or

          (iii) securities issued in connection with or as consideration for any Acquisition authorized to be made by Section 6.12.


                                  ARTICLE VII
                                    DEFAULTS
                                    --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lender under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3.   The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.10, 6.11, 6.12.1, 6.12.2, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18,
6.22, 6.23 or 6.25.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 20 days after written notice from the Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $250,000 ("Material Indebtedness"), or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and any of its Subsidiaries which, when taken together with all other Property of the Borrower and any of its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $500,000 in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $250,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

     7.12.  Any Change in Control shall occur.

     7.13. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.14. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in the collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower or any of its Subsidiaries shall fail to comply with any of the terms or provisions of any Collateral Document.

     7.15. The Guaranty in respect of the Secured Obligations shall for any reason cease to remain in full force or effect as to any of the Borrower's Subsidiaries, or any action shall be taken by any Subsidiary party thereto to revoke, cancel or terminate the same or to assert the invalidity or unenforceability thereof, or any Subsidiary shall fail to comply with any of the terms or provisions of the Guaranty.

     7.16. Nonpayment by the Borrower or any of its Subsidiaries of any Rate Management Obligation when due or the breach by the Borrower or any of its Subsidiaries of any term, provision or condition contained in any Rate Management Transaction.


                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

     8.1.   Acceleration.  If any Default described in Section 7.6 or 7.7 occurs
            ------------
with respect to the Borrower, the obligation of the Lender to make Loans hereunder shall automatically terminate and the Secured Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Default occurs, the Lender may terminate or suspend the obligation of the Lender to make Loans hereunder, or declare the Secured Obligations to be due and payable, or both, whereupon the Secured Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     8.2.   Amendments.  The Lender and the Borrower may enter into agreements
            ----------
supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lender or the Borrower hereunder or waiving any Default hereunder. No such agreement shall be binding or effective unless in writing and executed by the party against whom enforcement is sought.

     8.3.   Preservation of Rights. No delay or omission of the Lender to
            ----------------------
exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.


                                   ARTICLE IX
                               GENERAL PROVISIONS
                               ------------------

     9.1.   Survival of Representations. All representations and warranties of
            ---------------------------
the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

     9.2.   Governmental Regulation. Anything contained in this Agreement to the
            -----------------------
contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3.   Entire Agreement. The Loan Documents embody the entire agreement and
            ----------------
understanding between the Borrower and the Lender and supersede all prior agreements and understandings between the Borrower and the Lender relating to the subject matter thereof.

     9.4.   Benefits of this Agreement. This Agreement shall not be construed so
            --------------------------
as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.5.   Expenses; Indemnification.
            -------------------------

            9.5.1.  Expenses. The Borrower shall reimburse the Lender for any
                    --------
     reasonable costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Lender) paid or incurred by the Lender in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Lender for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Lender) paid or incurred by the Lender in connection with the collection and enforcement of the Loan Documents.

            9.5.2.  Indemnification. The Borrower agrees to indemnify the
                    ---------------
     Lender, its Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

            9.5.3   Environmental Matters. Without in any manner limiting the
                    ---------------------
     generality of the indemnity provided in Section 9.5.2, the Borrower further agrees to defend, indemnify and hold harmless the Lender, its Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender or any Affiliate is a party thereto) directly or indirectly (i) arising out of or resulting from any Hazardous Substance being present at any time on any Properties of the Borrower or any of its Subsidiaries or in the soil, groundwater or solid vapor on or under any such Properties, (ii) arising out of or attributable to the use, generation, manufacture, production, storage, release, discharge or disposal of any Hazardous Substance by the Borrower, any of its Subsidiaries or any of their respective employees, agents and contractors in connection with the conduct of the respective businesses of the Borrower and its Subsidiaries, or (iii) arising out of or attributable to any environmental investigation, clean-up, remediation, removal or restoration work performed by the Borrower or any of its Subsidiaries.

            9.5.4   Survival. The obligations of the Borrower under this Section
                    --------
     9.5 shall survive the termination of this Agreement.

     9.6.   Severability of Provisions. Any provision in any Loan Document that
            --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.7.   Nonliability of Lender. The relationship between the Borrower and
            ----------------------
the Lender shall be solely that of borrower and lender. The Lender shall not have any fiduciary responsibilities to the Borrower. The Lender undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that the Lender shall have no liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the Lender. The Lender shall not have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.8.   Confidentiality. The Lender agrees to hold any confidential
            ---------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates, (ii) to legal counsel, accountants, and other professional advisors to the Lender, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which the Lender is a party, (vi) to the Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 10.4.

     9.9.   Setoff. In addition to, and without limitation of, any rights of the
            ------
Lender under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Lender or any Affiliate of the Lender to or for the credit or account of the Borrower or any of its Subsidiaries may be offset and applied toward the payment of the Obligations owing to the Lender, whether or not the Obligations, or any part thereof, shall then be due.

     9.10   Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lender.


                                   ARTICLE X
               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     10.1.  Successors and Assigns. The terms and provisions of the Loan
            ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by the Lender shall be made in compliance with
Section 10.3. The parties to this Agreement acknowledge that clause (ii) of this
Section 10.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by the Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 10.3. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     10.2.  Participations.
            --------------

            10.2.1. Permitted Participants; Effect. The Lender may, in the
                    ------------------------------
     ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to the Lender, any Note held by the Lender, any Commitment of the Lender or any other interest of the Lender under the Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under the Loan Documents shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Lender shall remain the owner of its Loans and the holder of the Notes issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such participating interests, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under the Loan Documents.

            10.2.2. Benefit of Setoff. The Borrower agrees that each Participant
                    -----------------
     shall be deemed to have the right of setoff provided in Section 9.9 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as the Lender under the Loan Documents, provided that the Lender shall retain the right of setoff provided in
     Section 9.9 with respect to the amount of participating interests sold to each Participant.

     10.3.  Assignments. The Lender may, in the ordinary course of its business
            -----------
and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. The consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not an Affiliate of the Lender; provided, however, that (i) such consent shall not be unreasonably withheld or delayed and (ii) if a Default has occurred and is continuing, the consent of the Borrower shall not be required.

     10.4.  Dissemination of Information.  The Borrower authorizes the Lender to
            ----------------------------
disclose to any Participant or Purchaser, and any prospective Participant or Purchaser, any and all information in the Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Participant or Purchaser, or prospective Participant or Purchaser, agrees to be bound by Section 9.8.


                                   ARTICLE XI
                                    NOTICES
                                    -------

     11.1.  Notices. Except as otherwise permitted by Section 2.15 with respect
            -------
to Borrowing Notices, all notices, requests and other communications to either party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in accordance with this Section 11.1 and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section 11.1.

     11.2.  Change of Address. Either party may change the address for service
            -----------------
of notice upon it by a notice in writing to the other party.


                                  ARTICLE XII
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

     12.1.  CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
            -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OKLAHOMA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     12.2.  CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO
            -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OKLAHOMA STATE COURT SITTING IN TULSA, OKLAHOMA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING

TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN TULSA, OKLAHOMA.

     12.3.  WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL
            --------------------
BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

                                  NESCO, INC.


                                  By: /s/ Eddy L. Patterson
                                  ----------------------------------------------
                                  Name:  Eddy L. Patterson
                                  Title: Chairman and Chief Executive Officer
                                         12231 East 60th Street
                                         Tulsa, Oklahoma  74146
                                         Attention:    Chairman and CEO
                                         Telephone:    (918) 250-2227
                                         FAX:          (918) 250-1418


                                  BANK ONE, OKLAHOMA, NA,

                                  By: /s/ Timothy T. Koski
                                  ----------------------------------------------
                                  Name:  Timothy T. Koski
                                  Title: Vice President
                                         Attention:    Timothy T. Koski
                                         Telephone:    (918) 586-5147
                                         FAX:          (918) 586-5474
                                         Address:      15 East Fifth St.
                                                       Tulsa, Oklahoma 74103

                                   TERM NOTE



$13,300,000                                                    May 12, 2000


     NESCO, Inc., an Oklahoma corporation (the "Borrower"), promises to pay to the order of Bank One, Oklahoma, NA (the "Lender"), the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to Section 2.1.2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of the Lender, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Term Loans in full on May 31, 2003, and prior to maturity shall make such mandatory payments as are required to be made under the terms of
Article II of the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Term Loan and the date and amount of each principal payment hereunder.

     This Note is the Term Note issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of May 12, 2000 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), between the Borrower and the Lender, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                    NESCO, INC.,
                                    an Oklahoma corporation

                                    By:________________________________________
                                    Name:  Eddy L. Patterson
                                    Title: Chairman and Chief Executive Officer

                                ACQUISITION NOTE


$4,000,000                                                     May 12, 2000


     NESCO, Inc., an Oklahoma corporation (the "Borrower"), promises to pay to the order of Bank One, Oklahoma, NA (the "Lender") the aggregate unpaid principal amount of all Acquisition Loans made by the Lender to the Borrower pursuant to Section 2.1.3(a) of the Agreement (as hereinafter defined) that have not been converted into Acquisition Term Loans, in immediately available funds at the main office of the Lender, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on any unconverted Acquisition Loans in full on the Acquisition Facility Termination Date and prior to maturity shall make such payments, including mandatory payments, as are required to be made under the terms of Article II of the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Acquisition Loan and the date and amount of each principal payment hereunder.

     This Note is the Acquisition Note issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of May 12, 2000 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), between the Borrower and the Lender, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                    NESCO, INC.,
                                    an Oklahoma corporation

                                    By:________________________________________
                                    Name:  Eddy L. Patterson
                                    Title: Chairman and Chief Executive Officer

                         WORKING CAPITAL REVOLVING NOTE


$8,000,000.00                                                  May 12, 2000


     NESCO, Inc., an Oklahoma corporation (the "Borrower"), promises to pay to the order of Bank One, Oklahoma, NA (the "Lender"), the aggregate unpaid principal amount of all Working Capital Revolving Loans made by the Lender to the Borrower pursuant to Section 2.1.1 of the Agreement (as hereinafter defined) that have not been converted into Working Capital Term Loans, in immediately available funds at the main office of the Lender, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Working Capital Revolving Loans in full on the Working Capital Revolving Credit Facility Termination Date and prior to maturity shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Working Capital Revolving Loan and the date and amount of each principal payment hereunder.

     This Note is the Working Capital Revolving Note issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of May 12, 2000 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), between the Borrower and the Lender, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                    NESCO, INC.,
                                    an Oklahoma corporation

                                    By:_______________________________________
                                    Name:  Eddy L. Patterson
                                    Title: Chairman and Chief Executive Officer